04 November 2025 Nuveen Churchill Direct Lending Corp. (NCDL) Third quarter 2025 earnings NYSE: NCDL

2Nuveen Churchill Direct Lending Corp. Disclosure This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL’s business, its financial condition, and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL’s portfolio companies and the general economy; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward- looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward- looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Please see endnotes at the end of this presentation for additional important information.

3Nuveen Churchill Direct Lending Corp. 3Q'25 Highlights 3Q'25 Earnings • Net investment income per share: $0.43 (vs. $0.46 in 2Q'25)1 • Net increase in net assets resulting from operations per share: $0.38 (vs. $0.32 in 2Q'25)1 • Net asset value per share: $17.85 (vs. $17.92 at 6/30/2025) • Annualized ROE on net investment income: 9.6%2; annualized ROE on net income: 8.4%3 • Paid $0.45 regular distribution per share for 3Q'25 on October 28, 2025 Portfolio & Credit Quality • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $2.0B portfolio4 invested across 213 portfolio companies with a weighted average asset yield of 10.0%5 • Primarily comprised of first lien debt and is well diversified across 26 industries ◦ 89.8% first lien debt, 8.1% subordinated debt, 2.1% equity • Average portfolio company size of 0.5% with the top 10 portfolio companies comprising only 13.6% of the portfolio • Investments in three portfolio companies on non-accrual representing 0.4% (at fair value) • Weighted average internal risk rating of 4.26 Balance Sheet & Liquidity • $2.0B in total assets as of September 30, 2025 • $316M liquidity comprised of cash, cash equivalents and debt capacity7 • 1.25x debt-to-equity ratio (1.20x net debt-to-equity)8 • Completed $99.3M Share Repurchase Plan on July 21, 2025: repurchased a total of ~5.9M shares Platform • Churchill is the exclusive U.S. Middle Market Private Capital Manager of TIAA and Nuveen, a $1.3T global investment manager serving 12,000+ institutions globally • Senior leadership team has worked together since 2006 and has a cycle-tested track record • Time-tested private equity relationships and fund investments as a marquee LP drive proprietary deal flow • Disciplined and rigorous investment approach with comprehensive and proactive portfolio monitoring Past performance is not a guarantee of future results. See endnotes for additional information. Net Investment Income Per Share ($0.43) • Calculated based on WAVG shares outstanding throughout 3Q'25 • Investment Income decreased ~ (3.8)% QovQ ◦ WAVG Yield, at Cost, decreased slightly to 9.9% from 10.1% QovQ. ◦ Investment Balance decreased $25M from $2.0B O/S from $2.0B O/S QovQ. • Expenses decreased 1.8% QovQ primarily driven by decrease in interest and debt financing expenses as a result of lower average borrowing during the quarter Net Income Per Share ($0.38) • Calculated based on WAVG shares outstanding throughout 3Q’25 • Net Investment Income per share of $0.43 • Net realized and unrealized per share $(0.05) ◦ Notable U/R Losses ▪ Career Now ($1.3M /$.03/share) ▪ Covercraft ($1.8M /$.04/share) ▪ Other Watchlist & Management Notice names ($5.6M / $.11/share) ◦ Realized Gains & Losses ▪ $1.52 Realized gain three months ended ▪ Losses in Q2’25 were due to restructure of TJC Spartech NAV Per Share ($17.85) • Calculated based on shares outstanding as of 09/30 • Decreases due to NII of $0.43, while distributing $0.45, with net Unrealized & Realized Gain/Losses of $(0.05) Annual ROE on NII (9.6%) Annual ROE on NI (8.4%) • Calculated based on shares outstanding as of 09/30

4Nuveen Churchill Direct Lending Corp. Nuveen Churchill Direct Lending Corp. Overview (NYSE: NCDL) Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity sponsor backed senior loan-focused portfolio 5.0x $76M 2.3x 10.0% 10.0% Portfolio Company Net Leverage3 Weighted Average Portfolio Company EBITDA4 Interest Coverage Ratio on First Lien Debt5 Weighted Average Asset Yield (FV)6 3Q'25 Distribution Yield7 $2.0B 213 100% 90% 88% Investment Portfolio (FV)1 Portfolio Companies Private Equity Sponsor Backed First Lien Debt Debt Investments w. Financial Covenants2 Past performance is not a guarantee of future results. See endnotes for additional information. EBITDA $76M (vs. $76M in PQ) • Immaterial decrease from the PQ due to UMM rotation • Refer to Gryphon Index in Q&A Interest Coverage 2.3x (2.3x) • Flat from PQ WAVG Asset Yield FV 10.01% (PQ 10.2%) WAVG Asset Yield Cost 9.92% (PQ 10.08% ) • TMM spreads flat • Rates flat (Based on SOFR) (4.30% from 4.31%) Distribution Yield 10.0% (10.1%) • Distribution decreased due to expiration of special distributions following five quarters IPO. Net Leverage 5.0x (4.9x) • Flat QovQ PQ for SV Reference

5Nuveen Churchill Direct Lending Corp. Financial Highlights As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Net Investment Income1 $0.43 $0.46 $0.53 $0.56 $0.58 Net Realized and Unrealized Gains (Losses)1 (0.05) (0.14) (0.24) (0.02) 0.09 Net Increase (Decrease) in Net Assets from Operations1 0.38 0.32 0.29 0.54 0.67 Net Asset Value $17.85 $17.92 $17.96 $18.18 $18.15 Regular Distributions $0.45 $0.45 $0.45 $0.45 $0.45 Special Distributions2 — — 0.10 0.10 0.10 Total Distributions $0.45 $0.45 $0.55 $0.55 $0.55 Regular Distribution Yield3 10.0% 10.1% 10.2% 9.8% 9.9% Special Distribution Yield2 —% —% 2.3% 2.2% 2.2% Total Distribution Yield4 10.0% 10.1% 12.4% 12.0% 12.1% Total Debt5 $1,104,315 $1,114,784 $1,202,293 $1,114,929 $1,101,964 Net Assets $881,485 $887,740 $920,020 $970,320 $990,608 Debt-to-Equity at Quarter-End 1.25x 1.26x 1.31x 1.15x 1.11x Net Debt-to-Equity at Quarter-End6 1.20x 1.21x 1.25x 1.10x 1.03x Annualized ROE (on Net Investment Income)7 9.6% 10.3% 12.1% 12.4% 12.6% Annualized ROE (on Net Income)8 8.4% 7.2% 6.6% 12.1% 14.7% Past performance is not a guarantee of future results. See endnotes for additional information. Financial Highlights No additional talking point. Refer to Q2 Highlights slide for details PQ for SV Reference

6Nuveen Churchill Direct Lending Corp. For the Three Months Ended (Dollar amounts in thousands) Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Investment Activity at Par: New Gross Commitments at Par $29,236 $47,698 $166,239 $162,663 $225,612 Investment Fundings1 $36,277 $81,061 $153,019 $151,106 $203,159 Investments Sold or Repaid1 $(61,324) $(162,202) $(148,350) $(119,464) $(155,616) Net Funded Investment Activity $(25,047) $(81,141) $4,669 $31,642 $47,543 Gross Commitments at Par: First-Lien Debt $22,100 $45,224 $151,995 $159,436 $221,097 Subordinated Debt $3,072 $100 $13,230 $3,127 $3,145 Equity Investments $4,064 $2,374 $1,014 $100 $1,370 Gross Commitments at Par (incl. unfunded commitments) $29,236 $47,698 $166,239 $162,663 $225,612 Asset Mix - Gross Commitments at Par: First-Lien Debt 75.6% 94.8% 91.4% 98.0% 98.0% Subordinated Debt 10.5% 0.2% 8.0% 1.9% 1.4% Equity Investments 13.9% 5.0% 0.6% 0.1% 0.6% New Investment Activity - Selected Metrics: Number of New Investments 10 20 23 29 29 Weighted Average Annual Interest Rate on new debt and income producing investments at par2 9.2% 9.1% 9.4% 9.0% 9.6% Quarterly Investment Activity Past performance is not a guarantee of future results. See endnotes for additional information. Net Funded Investment Activity New Gross Commitments at Par • Quarterly activity which includes par activity of: ◦ incrementals to existing portfolio companies ◦ originations of new portfolio companies Net Investments Funded • Reflects cash activity of: ◦ Incrementals to existing portfolio companies (5 million) ◦ Originations of new portfolio companies (27 million) ◦ Funding of follow on DDTL’s (49 million) ◦ Total: 81M Investments Sold or Repaid Reflects cash activity of: ◦ Sales (97 million) / Full Paydowns (53 million) ◦ Partial Paydowns (13million) ◦ Total: 162M Net Funded (Funded + Sold/Repaid): ( 5 million) New Investment Activity – Selected Metrics Number of New Investments is defined as Number of incremental deals & new origination deals Expected Weighted Average Interest Rate Population includes all new investments Calculation includes WAVG Par utilizing Spread + SOFR for floating & Coupon for fixed Does not incorporate OID TOTAL - 9.2% TMM - 8.99% UMM - 11.18% (Spartech) PEJC - 12.00% Other Stats TMM COMM. - $44 M (92%) UMM COMM. - $2 M (5%) (Spartech) PEJC COMM. - $2 M (3%)

7Nuveen Churchill Direct Lending Corp. $17.92 $0.43 $(0.45) $(0.05) $17.85 NAV June 30, 2025 Net investment income Regular distributions from income Net realized and unrealized gain (loss) NAV September 30, 2025 As of September 30, 2025 the Company’s net asset value per share was $17.85 Net Asset Value Per Share 21 1 Past performance is not a guarantee of future results. See endnotes for additional information. Net Investment Income Per Share (Net Investment Income Per Share ($0.43) • Calculated based on WAVG shares outstanding throughout quarter • Investment Income decreased ~ (4) percent QovQ ◦ WAVG Yield, at Cost, remained flat at 10.0% QovQ. ◦ Investment Balance decreased to $2.0B O/S from $2.1B O/S • Expenses increased 16% primarily driven by the step up in Management Fees (.75% to 1%) as well as no incentive waivers for the current quarter (waived the past 5 Quarters) Regular distribution Per Share ($0.45) • Target distribution of $0.45 hit • Undistributed spillover distributable income of ~ $.29 per share (~$14mil) Net realized and unrealized per share ($.14) • Notable U/R Losses ◦ Career Now ($1.3M /$.03/share) ◦ Covercraft ($1.8M /$.04/share) ◦ Other Watchlist & Management Notice names ($5.6M / $.11/share) • Realized Gains & Losses ◦ $1.52 Realized gain three months ended ◦ Losses were due to restructure of TJC Spartech offset by gains generated in normal business course NAV Per Share ($17.85) • Calculated based on shares outstanding as of quarter-end • Decrease mainly due to decrease in valuations, offset by share repurchase activity $.09 Annual ROE on NII (9.6%) Annual ROE on NI (8.4%) • Calculated based on shares outstanding as of 09/30 PQ for SV Reference

8Nuveen Churchill Direct Lending Corp. Declared Q4’25 regular distribution of $0.45 per share payable on January 27, 2026 for shareholders of record as of December 31, 2025 Dividend History D is tri bu tio n pe r S ha re D istribution Yield $0.45 $0.45 $0.45 $0.45 $0.45 $0.10 $0.10 $0.10 9.9% 9.8% 10.2% 10.1% 10.0% 12.1% 12.0% 12.4% Regular distribution per share ($) Special distribution per share ($) Regular annualized distribution yield (%) Total annualized distribution yield (w. special) (%) 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 1 2 Past performance is not a guarantee of future results. See endnotes for additional information. General • Consistent $.45 dist. since ’24 Q2 • Paid our final Special Distribution declared at the time of the IPO Incentive & Management Fee step-up Impact • Increase in mgmt fee (0.75% - 1.00%) had a 1.3MM Impact ($0.02/share) • Incentive had a 2.8MM impact ($0.06/ share) • Total impact was 4.1MM ($0.08/share) • NII with above impacts $0.46/share ◦ above our 0.45/share Regular Distribution PQ for SV Reference

9Nuveen Churchill Direct Lending Corp. As of Date (Dollar amounts in thousands, unless otherwise noted) Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Portfolio Highlights Investments, at Fair Value1 $1,967,882 $1,992,804 $2,077,570 $2,081,379 $2,046,887 Number of Portfolio Companies 213 207 210 210 202 Average Position Size, at Fair Value ($) $9,239 $9,627 $9,893 $9,911 $10,133 Average Position Size, at Fair Value (%) 0.5% 0.5% 0.5% 0.5% 0.5% Portfolio Composition, at Fair Value First-Lien Debt 89.8% 90.0% 90.5% 90.6% 90.1% Subordinated Debt 8.1% 8.0% 7.8% 7.7% 8.3% Equity Investments 2.1% 2.0% 1.7% 1.8% 1.7% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 94.2% 94.3% 94.6% 94.7% 94.3% % Fixed Rate Debt Investments 5.8% 5.7% 5.5% 5.3% 5.8% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost2 9.9% 10.1% 10.1% 10.3% 10.9% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value2 10.0% 10.2% 10.2% 10.4% 10.9% Portfolio Highlights Past performance is not a guarantee of future results. See endnotes for additional information. Portfolio Highlights • Investment fair value decreased by $84M ◦ Refer to the activity summarized on Quarterly Investment Activity ◦ MtoM WAVG Valuation decreased by 28 bps. • Number of Port Co. decreased ◦ 10 purchases ◦ (4) paydowns/sales Portfolio Composition • Breakdown based on fair value • All metrics generally flat as valuations were down across Senior & PEJC and quarterly activity was in-line with our allocation strategy • Finally at 90 / 8 /2. Loans by Interest Rate Types • Floating Rate Debt Investments decreased from PQ substantiated by note above Asset Level Yields • Remained flat QovQ.

10Nuveen Churchill Direct Lending Corp. Vo lu m e ($ M ill io ns ) S pread / C oupon (% ) Investment Activity (QoQ) $226M $163M $166M $48M $29M 5.0% 4.6% 4.8% 4.8% 4.7% 13.7% 12.0% 12.6% 12.0% 13.0% 9.6% 8.9% 9.1% 9.1% 8.6% Volume ($ Millions) # of investments Spread (%) Coupon (%) Interest rate on floating rate investments (%) 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 $0M $200M $400M $600M $800M —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 10 new investments totaling $29M1 • 4.7%2 average spread of new floating rate investments • 13.0%3 weighted average coupon of new fixed rate investments 3Q'25 Investment Activity 29 4 20 2329 10 Past performance is not a guarantee of future results. See endnotes for additional information. General • Refer to Quarterly Investment Activity (slide 6) PQ for SV Reference

11Nuveen Churchill Direct Lending Corp. 94.2% 5.8% Floating rate debt investments % Fixed rate debt investments % 89.8% 8.1%2.1% First lien debt Subordinated debt Equity ~90% First lien debt Portfolio Overview Portfolio composition by investment type Portfolio composition by interest rate type ~94% Floating rate debt 17.6% 16.5% 7.6% 6.9% 5.4% 4.4% 4.2% 4.0% 3.9% 3.6% 26.0% Healthcare & Pharmaceuticals Services: Business Beverage, Food & Tobacco Construction & Building Capital Equipment Services: Consumer Environmental Industries Containers, Packaging & Glass High Tech Industries Banking, Finance, Insurance & Real Estate Other (16) 1 Portfolio composition by Moody’s Industry Past performance is not a guarantee of future results. See endnotes for additional information. Portfolio Overview • Industries in our Q2 top movers Valuation decrease: ◦ Transportation Cargo (-2.5%) (CareerNow & A&R Logistics) ◦ Other (Various) (-.05%) (Covercraft) ◦ • Floating Rate - 94% of debt investments ◦ 99.96% of our floating rate debt and income producing investments had interest rate floors (FV and Cost) PQ for SV Reference

12Nuveen Churchill Direct Lending Corp. Portfolio Overview - Diversification Top 10 represents 13.6% of investment portfolio Portfolio company Moody’s industry % of fair value S&S Truck Parts Automotive 1.6 % Trilon Group Services: Business 1.5 % MGM Transformer Company Energy: Electricity 1.5 % Insulation Technology Group Energy: Electricity 1.4 % Good2Grow Containers, Packaging & Glass 1.4 % Kenco Transportation: Cargo 1.3 % Firstcall Mechanical Group Capital Equipment 1.3 % Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.3 % Handgards, LLC Beverage, Food & Tobacco 1.2 % GHR Healthcare Healthcare & Pharmaceuticals 1.2 % Others (203) Average portfolio company size of 0.5% with largest 10 portfolio companies comprising only 13.6% of the portfolio Past performance is not a guarantee of future results. See endnotes for additional information. Portfolio Overview - Diversification • Portfolio well diversified with largest portfolios only at 1.6% • Top 10 Names at fair value comprise 13.6% slightly up from PQ 13.0% PQ for SV Reference

13Nuveen Churchill Direct Lending Corp. Net Interest Margin of 337 bps1 as of the quarter ended September 30, 2025 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4% 11.6% 11.7% 11.6% 11.3% 10.9% 10.3% 10.1% 10.1% 9.9% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 7.7% 7.2% 6.6% 6.6% 6.6% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% 4.3% 4.0% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7% 11.9% 11.9% 11.7% 11.4% 10.9% 10.4% 10.2% 10.2% 10.0% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted avg. yield on debt and income producing investments, at cost Avg. cost of debt 3 Month term secured overnight financing rate ("SOFR") Weighted avg. yield on debt and income producing investments, at fair value 3 Month London interbank offered rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2 Past performance is not a guarantee of future results. See endnotes for additional information. Net Interest Margin • NIM shows good story as gap between Yield & Avg. Cost of Debt has expanded by multiples since inception, however tempered in recent quarters. • Current quarter trend is in-line with expectations given debt refinancings, issuance of unsecured note and flat SOFR.

14Nuveen Churchill Direct Lending Corp. Internal Risk Rating Portfolio risk ratings ($ thousands) Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss • Weighted average rating of 4.2 • Investments in three portfolio companies on non-accrual representing 0.4% (at fair value) and 0.9% (at cost) as of September 30, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies 1 $ — — % — $ — — % — $ — — % — $ — — % — 2 — — — — — — — — — — — — 3 133,389 6.8 7 159,051 8.0 10 156,901 7.6 10 161,544 7.8 11 4 1,536,335 78.1 162 1,557,345 78.2 158 1,667,843 80.3 161 1,653,474 79.4 158 5 153,300 7.8 20 130,976 6.6 16 114,340 5.5 17 144,160 6.9 24 6 104,198 5.3 16 109,748 5.5 17 89,051 4.3 14 73,627 3.5 10 7 38,164 1.9 7 35,684 1.8 6 41,626 2.0 6 46,145 2.2 6 8 2,496 0.1 1 — — — 3,028 0.2 1 2,429 0.1 1 9 — — — — — — — — — — — — 10 — — — — — — 4,781 0.2 1 — — — Total $ 1,967,882 100.0% 213 $ 1,992,804 100.0% 207 $ 2,077,570 100.0% 210 $ 2,081,379 100.0% 210 WA Risk Rating 4.2 4.1 4.1 4.1 Past performance is not a guarantee of future results. See endnotes for additional information. Internal Risk Rating • Anne Arundel is a 7 on non-accrual, a/ o 6/30/24, reduced from an 8 risk rating. • Career Now is a 7 & NOT on non- accrual - refer to Cheat Sheet for further details. • Covercraft is a 7 & NOT on non- accrual - refer to Cheat Sheet for further details. • TJC Spartech is a 6 following the restructure during the quarter. It was taken off non-accrual in conjunction with the restructure. • 1 addition to the watchlist ◦ Industrial Service Group – 6 (5) • 0 removals from watchlist • Total Watchlist names represent 7.3% of the fair value of the portfolio compared to 6.7% in the prior quarter • Refer to Q&A Breakdown for further detail; including industry

15Nuveen Churchill Direct Lending Corp. • Diversified funding profile including: three collateralized loan obligations (CLOs), unsecured notes, and one revolving credit facility • Ample liquidity of $316 million through cash and debt capacity • No near-term debt maturities • Unsecured notes represent 27% of the Company’s outstanding debt • In connection with the issuance of the 2030 Notes, NCDL entered into an interest rate swap agreement for a total notional of $300M that matures on March 15, 2030. Under the agreement, NCDL receives a fixed interest rate of 6.650% and pays a floating rate of S + 2.3015% Financing Overview C om m it te d ( $ M s) $300 $749 $325 Unsecured Notes CLOs Corporate Revolver 2025 2026 2027 2028 2029 2030 and beyond $— $500 $1,000 $1,500 Key highlights NCDL’s Investment Grade Ratings Stated Maturity BBB Stable Baa3 Stable Funding Source Debt Commitment Outstanding Par Amount Available Reinvestment Period Maturity Interest Rate Securitizations CLO-I $321.2 M $321.2 M N/A April 20, 2030 April 20, 2038 S + 1.43%1 CLO-II $213.6 M $213.6 M N/A January 20, 2028 January 20, 2036 S + 2.50%1 CLO-III $214.0 M $214.0 M N/A April 20, 2028 April 20, 2036 S + 2.11%1 Unsecured Notes 2030 Notes $300.0 M $300.0 M N/A N/A March 15, 2030 S + 2.30%2 Bank Facilities Corporate Revolver 3 $325.0 M $55.5 M $269.5 M October 4, 2028 October 4, 2029 S + 2.00% Total / Weighted average $1,373.8M $1,104.3M $269.5M S + 2.02%4 Past performance is not a guarantee of future results. See endnotes for additional information. Financing Overview • General ◦ Debt decreased QovQ from PQ $1,202.3 to $1,104.3 primarily driven by the paydown of the RCF following the rotation of the UMM portfolio and offset by DDTL fundings. • Corporate Revolver ◦ Drawn decreased from $174 to $55.5 • WF Financing Facility ◦ Terminated as of Q1’25 • Issuance of the Unsecured Note $300.0 As of 25Q2 – 22% Unsecured Committed – 27% Unsecured Outstanding Target - at least 35% of Debt unsecured

Quarterly Statements of Financial Condition

	As of Date				
(Dollar amounts in thousands, except share data)	**Sep 30, 2025**	**Jun 30, 2025**	**Mar 31, 2025**	**Dec 31, 2024**	**Sep 30, 2024**
Assets					
Investments, at fair value	$1,967,882	$1,992,804	$2,077,570	$2,081,379	$2,046,887
Cash & cash equivalents	46,333	44,008	49,178	43,304	69,354
Interest receivable	16,136	17,201	20,701	17,971	18,127
Derivative asset, at fair value	11,057	18,850	8,184	—	—
Receivable for investments sold	585	943	16,563	1,024	5,657
Other assets and prepaid expenses	413	590	388	47	85
Total assets	**$2,042,406**	**$2,074,397**	**$2,172,583**	**$2,143,725**	**$2,140,110**
Liabilities					
Debt, net of deferred financing costs and unamortized discount	$1,105,673	$1,114,844	$1,199,570	$1,108,261	$1,094,461
Payable for investments purchased	—	99	6,650	14,973	2,545
Interest payable	10,977	20,137	10,416	12,967	15,462
Incentive fees payable	3,293	2,826	—	—	—
Management fees payable	5,128	5,179	3,914	3,956	3,873
Collateral due to broker	10,410	18,570	—	—	—
Distributions payable	22,224	22,297	28,266	29,468	30,037
Directors' fees payable	156	156	156	128	128
Accounts payable and accrued expenses	3,060	2,548	3,591	3,652	2,996
Total liabilities	**$1,160,921**	**$1,186,657**	**$1,252,563**	**$1,173,405**	**$1,149,501**
Total net assets	**$881,485**	**$887,740**	**$920,020**	**$970,320**	**$990,608**
Total liabilities and net assets	**$2,042,406**	**$2,074,397**	**$2,172,583**	**$2,143,725**	**$2,140,110**
Net asset value per share	**$17.85**	**$17.92**	**$17.96**	**$18.18**	**$18.15**
Debt to equity at quarter-end	**1.25x**	**1.26x**	**1.31x**	**1.15x**	**1.11x**
Net debt to equity at quarter-end[8]	**1.20x**	**1.21x**	**1.25x**	**1.10x**	**1.03x**
Shares outstanding, end of period	**49,387,065**	**49,548,098**	**51,217,252**	**53,387,277**	**54,571,650**

CHURCHILL from nuveen

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. 16

Quarterly Operating Results

	For the Three Months Ended				
(Dollar amounts in thousands, except share data)	**Sep 30, 2025**	**Jun 30, 2025**	**Mar 31, 2025**	**Dec 31, 2024**	**Sep 30, 2024**
Investment income					
Non-controlled/non-affiliated company investments:					
Interest income	$48,227	$50,213	$50,846	$53,683	$57,317
PIK income	2,369	2,264	2,365	2,275	2,503
Dividend income	286	116	—	257	17
Other income	224	539	375	861	444
Total investment income	**51,106**	**53,132**	**53,586**	**57,076**	**60,281**
Expenses					
Interest and debt financing expenses	19,206	20,105	20,643	21,019	23,199
Management fees	5,128	5,179	3,914	3,956	3,873
Incentive fees on net investment income	3,293	2,826	2,253	4,418	5,496
Professional fees	709	1,107	493	785	912
Directors' fees	156	156	156	128	128
Administrative fees	659	491	585	299	535
Other general and administrative expenses	569	411	342	180	145
Total expenses	**29,720**	**30,276**	**28,387**	**30,785**	**34,287**
Incentive fees waived	—	—	(2,253)	(4,418)	(5,496)
Net expenses	**29,720**	**30,276**	**26,134**	**26,367**	**28,792**
Net investment income	**21,386**	**22,856**	**27,452**	**30,709**	**31,490**
Excise taxes	—	—	—	551	—
Net investment income after excise taxes	**21,386**	**22,856**	**27,452**	**30,158**	**31,490**
Realized and unrealized gain (loss) on investments:					
Net realized gain (loss) on non-controlled/non-affiliate company investments	1,521	(10,702)	1,103	(11,676)	1,086
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	(4,245)	3,770	(13,573)	11,282	4,049
Income tax (provision) benefit	(4)	92	39	(312)	18
Total net change in unrealized appreciation (depreciation)	**(4,249)**	**3,862**	**(13,534)**	**10,970**	**4,067**
Total net realized and unrealized gain (loss) on investments	**(2,728)**	**(6,840)**	**(12,431)**	**(706)**	**5,153**
Net increase (decrease) in net assets resulting from operations	**$18,658**	**$16,016**	**$15,022**	**$29,452**	**$36,643**
Weighted average shares outstanding for the period	**49,403,696**	**50,183,714**	**52,211,340**	**54,229,767**	**54,688,860**

CHURCHILL
from nuveen

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. 17

18Nuveen Churchill Direct Lending Corp. Our website www.NCDL.com Investor Relations NCDL-IR@churchillam.com Contact Us

19Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of September 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 3 3Q'25 Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 17, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter-end net asset value. 3 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end net asset value. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.2B which includes approximately $191.4M of unfunded debt investment commitments. 5 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of September 30, 2025 were 9.82% and 9.97%, respectively. 6 Investments are assigned an initial internal risk rating of 4.0 at origination. 7 Represents the amount available under the corporate revolver of $269.5M and cash and cash equivalents of $46.3M. 8 The net debt to equity ratio is net of cash and cash equivalents. Slide 4: Nuveen Churchill Direct Lending Corp. Overview 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.2B which includes approximately $191.4M of unfunded debt investment commitments. 2 Represents the percentage of debt investments with one or more financial maintenance covenants. 3 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of September 30, 2025. Net leverage presented excludes equity investments as well as debt instruments to which the Company’s investment adviser has assigned an internal risk rating of 8 or higher, and any portfolio companies with net leverage of 15x or greater. 4 Weighted based on fair value of private debt investments as of September 30, 2025 for which fair value is determined in good faith by the Company’s investment adviser, as the valuation designee subject to the oversight of our board of directors, and excludes quoted assets. Amounts are weighted based on fair value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the Company and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 5 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Company, and is a weighted average based on the fair value of each respective first lien debt investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by the Company, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants, and first lien loans that the Company’s investment adviser has assigned an internal risk rating of 8 or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 78.18% of our total investments, and 87.02% of our total first lien debt investments, in each case based upon fair value as of September 30, 2025. 6 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of September 30, 2025 were 9.82% and 9.97%, respectively. 7 Total Annualized Distribution Yield includes the regular distribution per share and the special distribution per share (if any) divided by the NAV per share as of the respective quarter end, annualized.

20Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of September 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 5: Financial Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page , for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Special Distributions presented represent the four special distributions of $0.10 per share declared in connection with the IPO, which is derived from NII. Special Distribution yield is the Special Distribution per share, divided by the NAV per share as of the respective quarter end, annualized. 3 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 4 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 5 Total debt outstanding represents the principal amount outstanding as of the period end. 6 The net debt to equity ratio is net of cash and cash equivalents. 7 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter-end net asset value. 8 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end net asset value. Slide 6: Quarterly Investment Activity 1 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. 2 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate (SOFR), or base rate floor. SOFR as of September 30, 2025 was 3.98%. The effective interest rate for fixed rate debt investments utilizes the investment coupon. Slide 7: Net Asset Value Per Share 1 The per share data was derived by using the weighted average shares outstanding for the three months ended September 30, 2025. 2 The per share data for distributions reflects the actual amount of distributions declared for the three months ended September 30, 2025. Slide 8: Dividend History 1 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 2 Total Annualized Distribution Yield includes the regular distribution per share and the special distribution per share (if any) divided by the NAV per share as of the respective quarter end, annualized. Slide 9: Portfolio Highlights 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.2B which includes approximately $191.4M of unfunded debt investment commitments. 2 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of September 30, 2025 were 9.82% and 9.97%, respectively. Slide 10: Investment Activity 1 New investments reported at par excludes draws on existing unfunded investment commitments and partial paydowns. 2 Average Spread is calculated based off of par amount. 3 Average Coupon is calculated based off of par amount. 4 Interest rate utilizes the average spread plus the greater of 3-Month base rate (i.e. SOFR), or base rate floor, if applicable for each respective transaction. SOFR as of 3Q'24, 4Q'24, 1Q'25, 2Q'25, and 3Q'25 was 4.59%; 4.31%, 4.29%, 4.29%, and 3.98%.

21Nuveen Churchill Direct Lending Corp. Note: All information is as of September 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 11: Portfolio Overview 1 First lien debt is comprised of 68.12% traditional first lien positions and 31.88% unitranche positions. Slide 13: Net Interest Margin 1 Net Interest Margin is calculated based on the weighted average yield on debt and income producing investments at fair value minus average cost of debt. 2 Average cost of debt is calculated as actual amount of expenses incurred on debt obligations including interest expense, unused fees (if any), and the effect of the interest rate swap relating to the 2030 Notes, divided by daily average of total debt obligations. Slide 15: Financing Overview 1 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. 2 The interest rate gives effect to the interest rate swap relating to the 2030 Note. See "Derivatives" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2025. 3 Refer to “Borrowings” in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2025. 4 Financing facility pricing spread is based on total commitment amount. SOFR base rate tenors may differ between financing sources. Endnotes 49 59 69 3